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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  June 20, 2006
                Date of Report (Date of earliest event reported)

                                ________________

                          SIGMATRON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                  0-23248                36-3918470
 (State or other jurisdiction      (Commission           (I.R.S. Employer
      of incorporation)             File Number)         Identification No.)


             2201 Landmeier Road, Elk Grove Village, Illinois 60007
               (Address of principal executive offices)   (Zip Code)

                                 (847) 956-8000
              (Registrant's telephone number, including area code)

                                ________________

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 5.02.   Departure of Directors or Principal Officers; Election of
             Directors; Appointment of Principal Officers.

     On June 20, 2006, William L. McClelland notified the Board of Directors of Sigmatron International, Inc. (the "Company") that he does not intend to stand for reelection when his current term as a Class I director expires at the 2006 Annual Meeting of Stockholders. Mr. McClelland has been a member of the Board of Directors of the Company since 2001 and served as a member of its Nominating Committee through June 20, 2006. Mr. McClelland's decision not to stand for reelection was not a result of a disagreement with management regarding the Company's operations, policies, practices or otherwise.

     The Board of Directors of the Company does not currently intend to fill the vacancy left by the upcoming departure of Mr. McClelland. Accordingly, the Board of Directors of the Company has decided to reduce the number of directors from seven members to six members and to re-designate as of the 2008 Annual Meeting of Stockholders one of the Class III directors as a Class I director. Upon redesignation as a Class I director in 2008, that director will hold office until the expiration of the term of the current Class I directors at the 2009 Annual Meeting of Stockholders.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SIGMATRON INTERNATIONAL, INC.

Dated: June 22, 2006                       By: /s/ Gary R. Fairhead
                                               ---------------------------------
                                           Name:   Gary R. Fairhead
                                           Title:  President and Chief Executive
                                                   Officer